[Confidential treatment has been requested for portions of this Exhibit. The confidential portions have been redacted and are denoted [***]. The confidential portions have been separately filed with the Commission.]

                         NON-EXCLUSIVE LICENSE AGREEMENT

     THIS AGREEMENT, effective as of May 8, 1996, is between Enzon, Inc. a corporation of the State of Delaware (ENZON) having its principal place of business at 20 Kingsbridge Road, Piscataway, New Jersey 08854-3969 and Alexion Pharmaceuticals, Inc., a corporation of the State of Delaware (LICENSEE) having its principal place of business at 25 Science Park, Suite 360, New Haven, Connecticut 06511.

                                    RECITALS

     ENZON has conceived and reduced to practice certain inventions relating to single-chain antigen binding molecules (as hereinafter further defined under SCA DISCOVERIES);

     LICENSEE has an interest in the non-exclusive development of said SCA DISCOVERIES into commercially useful products and processes in the field of complement protein C5-binding proteins (as hereinafter further defined under FIELD);

     ENZON has certain PATENT RIGHTS and RESEARCH INFORMATION pertaining to the SCA DISCOVERIES; ENZON is interested in licensing said PATENT RIGHTS and RESEARCH INFORMATION associated with SCA DISCOVERIES;

     LICENSEE is interested in becoming a non-exclusive licensee and desires to develop, manufacture, use, and sell products and processes in the FIELD related to said SCA DISCOVERIES throughout the world; and

     Both ENZON and LICENSEE recognize the possibility that said PATENT RIGHTS may or may not cover products or processes to be commercialized;

     NOW, THEREFORE, in consideration of the premises and of the performance of the covenants herein contained, the parties agree as follows:

1.   DEFINITIONS

     1.1 The term "AFFILIATE" shall mean:

         1.1.1 Any corporation owning or controlling, directly or indirectly, at least fifty-one percent (51%) of the stock normally entitled to vote for election of directors of a party and

         1.1.2 Any corporation at least fifty-one percent (51%) of whose stock normally entitled to vote for election of directors is owned or controlled, directly or indirectly, by a party and

         1.1.3 Any other business entity at least fifty-one percent (51%) of the equity interest of which is owned or controlled, directly or indirectly, by a party.

     1.2 The term "EFFECTIVE DATE" shall mean the date first written above.

     1.3 The term "FIELD" shall mean and be limited solely to [***].

     1.4 The term "FIRST COMMERCIAL SALE" shall mean the first sale of any PRODUCT by LICENSEE or its AFFILIATES.

     1.5 The term "NET SALES" shall mean the gross sales for any quantity of PRODUCT subject to royalty under this Agreement that is sold by LICENSEE or its AFFILIATES or sublicensee to any third party, less discounts and allowances actually given to customers and commissions paid to distributors and other sales agencies not employees of LICENSEE or its AFFILIATES or sublicensee, that are included in its gross sales. Except as set forth above, no deduction from the gross sales shall be made for any item of cost incurred by the seller in its own operations incident to the research and development, manufacture, sale, or shipment of the PRODUCT sold. PRODUCT shall be considered sold when billed out or invoiced.

     1.6 The term "PATENT RIGHTS" shall mean any United States or foreign patent applications or patents owned by ENZON or its AFFILIATES during the term of this Agreement, or licensed or sublicensed to ENZON during the term of this Agreement which ENZON is entitled to license or sublicense on a royalty-free bases to others, containing one or more claims to SCA DISCOVERIES, any continuation-in-part, division, or continuation application thereof, any patent or the equivalent thereof granted thereon, and any reissue, reexamination, or extension of any of these patent(s). Existing PATENT RIGHTS are listed in Appendix I which shall be modified by ENZON from time-to-time so that it accurately reflects those patent applications and patents owned by ENZON or its AFFILIATES existing during the term of this Agreement relevant to the FIELD.

     1.7 The term "PRODUCT(S)" shall mean an SCA PROTEIN or product incorporating an SCA PROTEIN whose manufacture, composition, use or sale is covered in whole or in part by PATENT RIGHTS or utilizes or incorporates RESEARCH INFORMATION.

     1.8 The term "RESEARCH INFORMATION" shall mean only the specific items of technical know-how or information relating to SCA DISCOVERIES that are owned by ENZON or its AFFILIATES or in ENZON's or its AFFILIATES' possession on the EFFECTIVE DATE and are expressly listed in attached Appendix II.

     1.9 The term "SCA DISCOVERIES" shall mean any technology related to the creation, development, manufacture or use of SCA PROTEIN; PROVIDED, HOWEVER, that SCA DISCOVERIES shall not include any specific SCA PROTEIN, or any specific variable region genetic sequence or specific transformed host coding for or containing such variable region genetic sequence.

     1.10 The term "SCA PROTEIN" shall mean [***].

2    PATENT RIGHT(S)

     2.1 Costs. All future patent costs pertaining to PATENT RIGHT(S) whether or not such PATENT RIGHT(S) are pending on the EFFECTIVE DATE, including preparation, filing, and prosecution of patent applications, issuance, taxation, and maintenance costs, shall be borne by ENZON.

     2.2 Control. All control over PATENT RIGHT(S) will be in ENZON, and all PATENT RIGHT(S) will be filed and prosecuted by ENZON's attorneys.

3    LICENSE GRANTS TO LICENSEE

     3.1 Non-Exclusive License. As of the EFFECTIVE DATE of this Agreement, ENZON hereby grants to LICENSEE and its AFFILIATES a non-exclusive, worldwide license in the FIELD under PATENT RIGHT(S) to make, use, and sell PRODUCTS. The license includes the right to grant to the purchasers of PRODUCTS from LICENSEE the right to use such PRODUCTS in the FIELD.

     3.2 Ancillary License. As of the EFFECTIVE DATE of this Agreement and ancillary to the grants under PATENT RIGHT(S) under Section 3.1, ENZON hereby grants to LICENSEE and its AFFILIATES a non-exclusive right to use RESEARCH INFORMATION in the FIELD.

     3.3 Sublicense. LICENSEE shall have the right to grant and authorize one
(1) sublicense under the PATENT RIGHT(S) and RESEARCH INFORMATION to make, use, and sell PRODUCTS in the FIELD, but no such grant or authorization shall permit further licensing by the sublicensee. Such sublicense shall have no terms that are inconsistent with this Agreement. LICENSEE shall report to ENZON the identity of the sublicensee within fifteen (15) days after execution of such sublicense.

4    PAYMENT BY LICENSEE

     4.1 License Fee. On the EFFECTIVE DATE of this Agreement, LICENSEE shall pay ENZON a license fee in the sum of [***].

     4.2 Milestone Payments. For each therapeutic PRODUCT, LICENSEE shall pay ENZON the following sums at the indicated Milestones:

     4.2.1 [***] at the time of filing of the first request for permission to initiate a clinical trial of said PRODUCT;

     4.2.2 [***] at the time of filing of the first request for permission to market said PRODUCT;

     4.2.3 [***] one year after the time of filing of the first request for permission to market said PRODUCT;

     4.2.4 [***] at the time of the first approval to market said PRODUCT;

     4.2.5 [***] one year after the time of the first approval to market said PRODUCT.

     4.2.6 In the event that a Milestone is reached before the EFFECTIVE DATE, LICENSEE shall pay ENZON the sum indicated above for such Milestone on the EFFECTIVE DATE of this Agreement.

     4.3 Royalties. LICENSEE shall pay to ENZON [***] royalty on NET SALES for each PRODUCT sold by LICENSEE or its AFFILIATES or sublicensee and covered by PATENT RIGHT(S). If LICENSEE must pay royalties to a third party on NET SALES of PRODUCT in a country due to an issued patent of any third party, then the royalty payable by LICENSEE to ENZON on NET SALES in such country shall be reduced by the amount of the royalty payable by LICENSEE to such third party, provided that the royalty rate payable by LICENSEE to ENZON shall not be reduced below [***] of NET SALES.

     4.4 RESEARCH INFORMATION Royalties. In consideration of the right granted LICENSEE in Section 3.2 above to use RESEARCH INFORMATION in the FIELD, LICENSEE shall pay ENZON a [***] royalty on NET SALES of PRODUCTS not covered by PATENT RIGHT(S) but made, used or sold using RESEARCH INFORMATION. LICENSEE's obligation to pay royalties on such NET SALES shall terminate on the twelfth anniversary of the FIRST COMMERCIAL SALE. No royalty shall accrue or be paid under this Section 4.4 on the manufacture, sale, or use of any PRODUCT on which a royalty is due and payable pursuant to Section 4.3.

     4.5 Currency Conversion. Royalties and license fees due on sales made in currency other than United States dollars shall first be calculated in the foreign currency and then converted to United States dollars on the basis of the closing buying rates quoted by the Wall Street Journal for the last business day of the period for which royalties are due.

     4.6 Currency Restrictions. If restrictions on the transfer of currency exist in any country such as to prevent LICENSEE from making payments to ENZON in the United States, LICENSEE shall take all reasonable steps to obtain a waiver of such restrictions or otherwise to enable LICENSEE to make such payments, failing which LICENSEE shall make the royalty payments due upon sales in such country in local currency and deposit such payments in a local bank or other depository designated by ENZON.

5    ACCOUNTING

     5.1 Reports. LICENSEE shall report in writing to ENZON within thirty (30) days after the end of each calendar quarter the quantities of PRODUCT subject to license fees or royalties hereunder that were sold by LICENSEE and its AFFILIATES and sublicensees during said quarter, and the calculation of the fees and royalties thereon. With said report LICENSEE shall pay to ENZON the total amount of said fees and royalties. If no PRODUCT subject to license fees or royalties hereunder has been sold by LICENSEE or its AFFILIATES or sublicensee during any given quarter, LICENSEE shall so report in writing to ENZON within thirty (30) days after the end of such quarter. Reports, notices, license fee and royalty payments, and other communications hereunder shall be sent to the appropriate party at the following addresses:

For LICENSEE:
               David W. Keiser
               Executive Vice President and Chief Operating Officer Alexion Pharmaceuticals, inc.
               25 Science Park, Suite 360
               New Haven, CT 06511

For ENZON:
               John A. Caruso, Esq.
               Vice President Business Development and General Counsel
               ENZON, Inc.
               20 Kingsbridge Road
               Piscataway, NJ 08854-3969

     5.2 Records. LICENSEE shall keep, and require each AFFILIATE and sublicensee to keep, adequate records in sufficient detail to enable the license fees and royalties payable by LICENSEE hereunder to be determined, and permit, and require each AFFILIATE and sublicensee to permit, said records to be inspected at any time during regular business hours by an independent auditor appointed by ENZON for this purpose, who shall report to ENZON only the amount of the fees and royalties payable hereunder.

6    OPTIONS TO LICENSEE

     6.1 Option to Develop SCA PROTEINS. ENZON hereby grants LICENSEE and its AFFILIATES the option, at any time during the term of this Agreement, to request from ENZON in writing that ENZON develop for LICENSEE or its AFFILIATES a specific SCA PROTEIN. If ENZON, in its sole discretion, accepts the request, then the parties will negotiate in good faith to determine the terms and conditions of a Development Agreement.

     6.2 Option to Manufacture SCA PROTEINS. ENZON hereby grants LICENSEE and its AFFILIATES the option, at any time during the term of this Agreement, to request from ENZON in writing that ENZON manufacture a specific SCA PROTEIN for LICENSEE or its AFFILIATES under Good Manufacturing Practices. If ENZON, in its sole discretion, accepts the request, then the parties will negotiate in good faith to determine the terms and conditions of a Manufacturing Agreement.

7    INFRINGEMENT

     7.1 No Warranty of Non-Infringement. Nothing in this Agreement shall be construed as a warranty, assurance, or representation by ENZON or its AFFILIATES that LICENSEE or its AFFILIATES or sublicensee can make, use, or sell PRODUCT free of any proprietary rights, including third party patent rights, other than those specifically granted in this Agreement.

     7.2 Infringement by LICENSEE. If LICENSEE or its AFFILIATE(S) or sublicensee is sued for infringement by reason of making, using, or selling PRODUCT, LICENSEE shall notify ENZON in writing of the suit and defend such suit at LICENSEE's or its AFFILIATE's or sublicensee's own expense. ENZON shall have the right to provide advice and assistance in any such litigation at its expense, unless such advice and assistance are requested by LICENSEE or its AFFILIATE or sublicensee, in which case it shall be at LICENSEE's expense. In the event ENZON is joined in such litigation, ENZON shall have the right to defend itself with counsel of its choice at its expense.

     7.3 Infringement by Third Party.

         (a) LICENSEE shall notify ENZON of any infringement by a third party of any PATENT RIGHTS or misappropriation by a third party of RESEARCH INFORMATION and shall provide ENZON with the available evidence, if any, of such infringement or misappropriation.

         (b) ENZON shall have the exclusive right and sole discretion during the term of this Agreement to effect termination of such infringement, including bringing suit or other proceedings against the infringer in its own name and LICENSEE shall be kept informed at all times of all such proceedings taken by ENZON. If ENZON requests, LICENSEE may, at LICENSEE's discretion, join with ENZON as a party to the lawsuit or other proceeding at ENZON's expense; however, ENZON shall retain control of the prosecution of such suit or proceedings, as the case may be.

         (c) ENZON shall bear all its costs incurred in connection with such lawsuit or other proceeding, and consequently shall be entitled to collect and retain for its own account any damages or profits as may be accrued as a result of such lawsuit or other proceeding.

         (d) Nothing in this Agreement shall be construed as obligating ENZON, or giving LICENSEE the right, to proceed against a third party infringer or misappropriator.

8    CONFIDENTIALITY, NON-USE AND PUBLICATIONS

     8.1 ENZON's Rights. Nothing in this Agreement shall be construed to prohibit or limit in any manner the right of ENZON or its AFFILIATES to disclose RESEARCH INFORMATION or grant any license for PATENT RIGHTS and/or RESEARCH INFORMATION to any party. ENZON may issue public announcements or press releases relating to the existence and/or subject matter of this Agreement and to the identity of LICENSEE or its AFFILIATES. However, ENZON shall not disclose in such announcements or releases the FIELD or the financial terms of this Agreement, except as required by law or government regulation.

     8.2 LICENSEE's Rights. LICENSEE may issue public announcements or press releases relating to the existence of this Agreement and to the identity of ENZON as licensor. However, LICENSEE shall not include in such announcements or releases any mention or indication, explicitly or implicitly, that ENZON endorses the manufacture, use, or sale of any PRODUCT.

     8.3 LICENSEE's Obligations. LICENSEE shall hold all information and proprietary materials received hereunder from ENZON (hereinafter "CONFIDENTIAL INFORMATION") in strictest confidence and shall not use such CONFIDENTIAL INFORMATION for any purpose other than under this Agreement, nor for any product other than PRODUCT, nor outside of the FIELD. CONFIDENTIAL INFORMATION shall not be disclosed to any persons other than (i) employees or agents of LICENSEE or independent contractors employed by LICENSEE who have reasonable need for access to such information in connection with this Agreement and who are bound to LICENSEE by a written agreement of confidentiality containing terms consistent with those contained in this paragraph, and (ii) governmental authorities, as required, to obtain necessary regulatory clearances. LICENSEE shall keep any CONFIDENTIAL INFORMATION disclosed to LICENSEE by ENZON confidential during the term of this Agreement and for five (5) years following the termination of this Agreement for any reason; PROVIDED, HOWEVER, that ENZON may at any time agree in writing to a waiver of such requirement. Nothing in this Agreement shall prevent LICENSEE from making any disclosure of CONFIDENTIAL INFORMATION required by law; PROVIDED, HOWEVER, in the event LICENSEE is so required, LICENSEE shall provide ENZON with prompt notice so that ENZON may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In any event, LICENSEE shall furnish only that portion of the CONFIDENTIAL INFORMATION which is legally required in the opinion of LICENSEE's counsel.

     Notwithstanding the above, nothing in this Agreement shall in any way restrict the right of LICENSEE to use or disclose information that:

     (a) at the time of disclosure by ENZON to LICENSEE had been published or publicly known; or

     (b) is published, becomes publicly known, or otherwise becomes part of the public domain after disclosure by ENZON to LICENSEE through no fault of LICENSEE; or

     (c) was known to LICENSEE prior to the time of disclosure by ENZON, as demonstrated by written records.

     The obligation of this Section 8.3 shall apply equally to LICENSEE and its AFFILIATES and sublicensee.

9    INDEMNIFICATION

     LICENSEE shall defend, indemnify, and hold ENZON and its AFFILIATES harmless from and against any and all claims, suits, and expenses, including reasonable attorney fees and expenses arising out of or based upon the manufacture, use, or sale or other distribution of PRODUCTS by LICENSEE or its AFFILIATES or sublicensee or persons purchasing PRODUCTS from them.

10   TERM AND TERMINATION

     10.1 Default. If either party shall fail to perform any of its obligations under this Agreement, the nondefaulting party may give written notice of the default to the defaulting party. Unless such default is corrected within sixty
(60) days after receipt of such notice, the notifying party may thereafter terminate this Agreement upon thirty (30) days prior written notice.

     10.2 Term. Unless otherwise terminated as provided for in this Agreement, this Agreement will continue on a country-by-country basis until the expiration of the last to expire PATENT RIGHT or, if no PRODUCT, its manufacture, or use is covered by PATENT RIGHT(S), until the expiration of the period for which royalty payments are required pursuant to Section 4.4.

     10.3 Survivability. Sections 7, 8 and 9 shall survive the expiration or termination of this Agreement.

11   MISCELLANEOUS

     11.1 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, ENZON EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF NON-INFRINGEMENT.

     11.2 Integration. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

     11.3 Amendments. This Agreement may be amended only by a written instrument executed by the parties.

     11.4 Waiver. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or any other condition or term.

     11.5 Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     11.6 Assignability. This Agreement shall not be assignable by either party without the other party's written consent, except for ENZON's right to receive fees and royalties payable hereunder. Either party, however, shall have the right to transfer this Agreement to any successor of its entire business or substantially all of its assets in the line of business related to the Agreement without the consent of the other party. Such transferee may transfer this Agreement back to the transferor party without the prior written consent of the other party.

     11.7 Notices. Any notice and payment of fees or royalties required or permitted to be given hereunder shall be deemed sufficient if mailed by overnight service providing evidence of delivery or by registered or certified mail (return receipt requested), or delivered by hand to the party to whom such notice is required at the address set forth in Section 5.1 hereof. Any notice required or permitted to be given hereunder shall be considered given upon the earlier of: (i) when actually received at the address set forth in Section 5.1; or (ii) two business days after such notice is properly mailed in accordance with this Section 11.7.

     11.8 Validity of Provisions. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby. It is further the intention of the parties that in lieu of each such invalid, illegal, or unenforceable provision, there shall be substituted or added as part of this Agreement a provision that shall be as similar as possible in economic and business objectives to such invalid, illegal, or unenforceable provision as was originally intended by the parties, but that shall be valid, legal, and enforceable.

     11.9 Titles. All titles and subtitles used in this Agreement are for purposes of illustration or organization and are not legally binding on the Parties.

     11.10 Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties, and neither party is authorized or empowered to act as agent for the other for any purpose or to make any statement, contract, warranty, representation or commitment on behalf of the other.

     11.11 Further Acts and Instruments. Each party hereto agrees to execute, acknowledge, and deliver such further instruments and to do all such other acts as may be necessary or appropriate to effect the purpose and intent of this Agreement.

     11.12 Export Restrictions. This Agreement, and any products or technical data supplied during the term of this Agreement, are made subject to any restrictions concerning the export of products or technical data from the United States of America that may be imposed upon ENZON or LICENSEE or their respective AFFILIATES from time to time by the Government of the United States of America. Furthermore, LICENSEE and its AFFILIATES agree that at no time, either during the term of this Agreement or thereafter, will they export, directly or indirectly, any United States source products or technical data acquired from ENZON or its AFFILIATES under this Agreement or any direct products of that technical data to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining that license or approval when required by applicable United States law.

     11.13 Choice of Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.

     The parties have duly executed this Agreement as of the date first above written.

Enzon, Inc.                                LICENSEE

By:_______________________                 By:_________________________

Title:____________________                 Title:______________________

                                   APPENDIX I

     Constituting part of Section 1.6 of the Non-Exclusive License Agreement dated May 8, 1996, between LICENSEE and Enzon, Inc.

                                  PATENT RIGHTS

                                                             DATE                                                DATE
TITLE                        INVENTOR        COUNTRY         FILED           SERIAL NO.          PATENT NO.      ISSUED
-----                        --------        -------         -----           ----------          ----------      ------

[***]


                                                             DATE                                                DATE
TITLE                        INVENTOR        COUNTRY         FILED           SERIAL NO.          PATENT NO.      ISSUED
-----                        --------        -------         -----           ----------          ----------      ------

[***]

                                   APPENDIX II

     Constituting part of Section 1.8 of the Non-Exclusive License Agreement dated May 8, 1996, between LICENSEE and Enzon, Inc.

                              RESEARCH INFORMATION

     [***]

                                  APPENDIX III

     Constituting part of Section 1.3 of the Non-Exclusive License Agreement dated May 8, 1996, between LICENSEE and Enzon, Inc.

                                 EXCLUDED AREAS

     The following areas are specifically excluded from the FIELD:

[***]